EXHIBIT 10.12

EIGHTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Eighth Modification to Loan and Security Agreement (this “Modification”) is entered into by and between ORANGE 21, INC. (“Borrower”) and COMERICA BANK (“Bank”) as of this 27th day of January 2005, at San Jose, California.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Loan and Security Agreement (Accounts and Inventory) dated October 5, 2001, which was subsequently modified pursuant to those certain modification agreements dated July 17, 2002, March 21, 2003, August 14, 2003, November 26, 2003, December 16, 2003, August 5, 2004, and December 2, 2004. The Loan and Security Agreement as so modified, and as such may be otherwise modified, amended, restated, supplemented, revised or replaced from time to time prior to the date hereof shall collectively be referred to herein as the “Agreement.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

A. Section 2.3(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a) Interest Rates

(i)	Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest on the outstanding daily balance thereof at a variable rate equal to the Prime rate.

(ii)	Term Loan. Except as set forth in Section 2.3(b), the Term Loan shall bear interest on the outstanding daily balance thereof at a variable rate equal to the Prime rate.

(iii)	Facility C Advances. Except as set forth in Section 2.3(b), the Facility C Advances shall bear interest on the outstanding daily balance thereof at a variable rate equal to five percent (5.00%) above the Prime rate.

3. Legal Effect.

a. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

b. Borrower represents and warrants that each of the representations and warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

c. The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of this Modification and any other documents which Bank may require to carry out the terms.

4. Miscellaneous Provisions.

a. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

b. This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

ORANGE 21, INC.		COMERICA BANK

By:	/s/ Barry Buchholtz	By:	/s/ R.C. Boyce
Title:	CEO	Title:	Richmond Boyce Vice President – Western Division